Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 21, 2009, relating to the financial statements and financial highlights which appears in the July 31, 2009 Annual Report to Shareholders of Old Mutual Funds I, which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

October 5, 2009